AMENDMENT NO. 1
                                TO
                          DAMES & MOORE, INC.
                      DEFERRED COMPENSATION PLAN


    Dames & Moore, Inc., a Delaware corporation (the "Company"), pursuant to the power granted to it by Section 11.2 of the Dames & Moore, Inc. Deferred Compensation Plan (the "Plan"), hereby amends the Plan, as follows, effective as of January 1, 1997:

1. The "Purpose" of the Plan is amended by inserting the words "and directors" after the word "officers."

2. Section 1.4 of the Plan is amended by inserting the words "and Director's Fees" after the words "Annual Bonus."

3.       A new Section 1.16A is added as follows:

              "Director" shall mean any member of the board of directors of the Company who is not otherwise an employee of the Employer."

4.       A new Section 1.16B is added as follows:

              "Director's Fees" shall mean the annual fees paid by any Employer, including retainer fees and meeting fees, as compensation for serving on the board of directors of the Company.

5. Section 1.22 is amended by inserting the words "or Director" after the word "employee."

6.       Section 1.28 is amended in its entirety to read as follows:

              "Retirement", "Retires" or "Retired" shall mean, with respect to an officer, severance from employment by all Employers for any reason other than a leave of absence, death or Disability on or after the earlier of the attainment of (a) age sixty-five
              (65) or (b) age fifty-five (55) with ten (10) Years of Service; and shall mean, with respect to a Director, ceasing to be a Director.

7.       Section 1.32 is amended in its entirety to read as follows:

              "Termination of Employment" shall mean the severing of employment of an officer by all Employers, voluntarily or involuntarily, for any reason other than retirement, disability, death or an authorized leave of absence.

8. Section 2.1 is amended by inserting the words "and Directors" after each appearance of the word "Officers."

9. Section 2.2 is amended by inserting the words "or Director" after the word "employee."


10. Section 2.3 is amended by inserting the words "or Director" after each appearance of the word "employee."

11. Section 3.1 is amended by inserting the words "and/or Director's Fees" after the words "Annual Bonus."

12. Section 3.2 is amended by inserting the words "and/or 100% of his or her Director's Fees" after the words "Annual Bonus."

13. Section 3.4 is amended by inserting the words "and/or Director's Fees" after each appearance of the words "Annual Bonus."

14. Section 8.1(b) is amended by inserting the words "and/or Director's Fees" after the words "Annual Bonus."

15. Section 8.1(c ) is amended by inserting the words "or service as a Director" after the word "Officer."

16. Section 8.2 is amended by inserting the words or in the service of the Employer as a Director," after the word "employed."

The Company has caused this Amendment to be signed by its duly authorized officer as of the date written below.

                                  DAMES & MOORE, INC.


                                  By:    George D. Leal
                                         ____________________________
                                  Its:   Chairman

                                  Date:  March 26, 1997